EXHIBIT 3.11
                         Certificate of Incorporation of
                       ECSI Security & Communications Ltd.

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                         [Emblem of the State of Israel]

MINISTRY OF JUSTICE                                       REGISTRAR OF COMPANIES

                               THE STATE OF ISRAEL

                              COMPANIES LAW - 1999

                     CERTIFICATE OF INCORPORATION OF COMPANY

                            THIS IS TO CERTIFY THAT:

                     E.C.S.I. SECURITY & COMMUNICATIONS LTD.

            WAS INCORPORATED AND REGISTERED PURSUANT TO THE COMPANIES
                  LAW AS A LIMITED COMPANY ON JANUARY 30, 2002

                       COMPANY REGISTRATION NO: 513200527

[Round Stamp: Ministry of Justice - Registrar of Companies]

                   (-)
      Sheldon Avidan, Adv.
      pp. The Registrar of Companies

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Form 2
(Regulation 1)

To: The Registrar of Companies

                          STATEMENT OF FIRST DIRECTORS
        [Section 8 of the Companies Law - 1999 (hereinafter: the "Law")]

The proposed name of the company is(1): E.C.S.I. LTD.

I, the undersigned, (surname) SAGMON (forename) ZVI (ID no)(2) 045216439 or (name of corporation) E.C.S.I. LTD. (number of corporation)(3) ___________ whose address is: (country) ISRAEL (city/town) HERZELIYA (Street) Yigal Allon (street no. + zip code) 23 Tel: ___________

hereby declare that -

immediately after registration of the company, and until such time as another authorized body is appointed, I shall act to register my details in the Directors' Register which is kept according to section 224 of the Law and to register the details of the shareholder/s in the Shareholders Register, which is kept according to sections 127 - 130 of the Law.

In the case of an individual director:

1. I am qualified to serve as a first director of the aforementioned company, and I am not subject to any restriction according to law in respect of so doing, including in Section G 1 of the Execution Law - 1967, Section 42 of the Bankruptcy (New Version) Ordinance - 1980 and section 7 of the law specified in Article B of the first Section of the Sixth Part of the Law.

2.    I consent to serve as a first director of the company.

In the case of a corporation:

1. The corporation is duly registered and there is no restriction according to law to its service as a director, no dissolution order has been issued against it and no decision has been made in respect of voluntary dissolution.

2. And, on our behalf, the following person shall serve pursuant to Section 236 of the Law: (surname) Sagmon (forename) Zvi (ID no)(2) 045216439 (if we replace him, we shall notify the company of the change, so that it may be registered in the Directors' Register as specified in Section 236 (b) of the Law.

Date: January 25, 2002                  Signature(4): (-)

[Stamped:   Ministry of Justice - Registrar of Companies and Partnerships
            January 28, 2002

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            RECEIVED]

* In the event that the signatory is not the bearer of an Israeli ID card, his passport number and the country in which it was issued shall be stated, and an approved copy as specified in Regulation 16 of the said Regulations shall be attached to this form.

(1)   The name of the company may be stated in Latin or Arabic characters.

(2) A person who is not the bearer of an Israeli ID card shall state his passport number and the country in which it was issued, and shall attach a copy as specified in Regulation 16 of the Companies (Reporting, Details of Registration and Forms) Regulations - 1999.

(3) Should the shareholder be a corporation, then the registration number of the corporation shall be stated. In the event that it is a foreign corporation, a copy of the certificate of incorporation and the requisite approvals as specified in the said Regulation 16 shall be attached.

(4) Should the director be a corporation, then the person authorized to sign on behalf of the corporation shall sign, and shall state the name of the signatory and his ID number.

I, Adv. Rina Mizrahi Oron
hereby confirm that [there appeared before me] Sagmon Zvi who is known to me personally/ who identified him/herself before me by means of ID card whose number is 045216439, and after I cautioned him/her that s/he must state the truth and that s/he would be liable for the penalties prescribed by law if s/he did not do so, s/he confirmed the accuracy of the above Statement, including with respect to his being authorized to sign on behalf of the corporation (in the event that the director is a corporation) and signed it before me.

Date:                  January 28, 2002
Attorney's Signature:  (-)
Name:                  Rina Mizrahi Oron
Address:               7 Havazelet Street, Jerusalem.
ID No.                 4631 8
License No:            4431

Stamped:   Rina Mizrahi Oron
           Advocate and Notary
           7 Havazelet Street, Jerusalem, P.O.B. 37071
           Jerusalem Tel: 6221864

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[Stamped:   Registrar of Companies - An accurate copy of the original.
              Receipt no. __________
              Approved by: __________
              Date: __________
              Stamp: January 28, 2002]

[Stamped:   Ministry of Justice - Registrar of Companies and Partnerships - Copy
            - APPROVED - 777]

[Round Stamp: Ministry of Justice - Registrar of Companies]

[Revenue stamp affixed.]

                           COMPANIES ORDINANCE - 1999

                             ARTICLES OF THE COMPANY

      (1)   Name of the Company

            The proposed name of the company is E.C.S.I. SECURITY & COMMUNICATIONS LTD.

      (2)   Objects of the Company

            Pursuant to section 32 (1) of the Law - to engage in all legal business.

      (3)   Details about the Registered Share Capital of the Company

            Registered capital: 50,000
            which comprises 50,000 ordinary shares having no par value. 100 ordinary shares are allocated to the shareholders.

      (4)   Details about the Limitation of Liability of the Company

            The liability of the shareholders - is limited.

      (5)   Additional Provisions.

      (6) Share Transfer, The Offer of Shares and Bonds to the Public, The Number of Shareholders

      a) Any share transfer is subject to the approval of the Board of Directors.

      b) The Company is prohibited from offering shares and/or bonds to the public.

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      c)    The number of the shareholders shall not exceed fifty, besides employees of the Company or people who were employees thereof and who, in their capacity as employees thereof and even after their employment has been terminated, continue to be shareholders of the Company.

      (7)   The Initial Shareholders

            Name of the Shareholder: Sigmatek Technologies Ltd., private company no. 511348997.
            Address: 23 Yigal Allon Street, Herzeliya.
            The number of shares allocated to it: 100 ordinary shares.

      (8)

      (9)   Signatory Right

            [The signature of] Zvi Sagmon, bearer of ID no. 045216439, together with the Company's stamp, shall be binding on the Company for all intents and purposes.

Signatures:


(-)
E.C.S.I.

Verification of Signature of Shareholders or Authorized Signatories on their Behalf

I, Adv. Rina Mizrahi Oron, hereby verify the signature of Mr. Zvi Sagmon, bearer of ID no. 045216439, who signed these Articles before me.

Name of Attorney:          Date: January 28, 2002       Signature and Stamp: (-)